Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Rutland Square Trust II of our reports dated April 11, 2025, relating to the financial statements and financial highlights of Strategic Advisers Fidelity International Fund and Strategic Advisers Income Opportunities Fund; of our reports dated April 14, 2025, relating to the financial statements and financial highlights of Strategic Advisers Emerging Markets Fund and Strategic Advisers International Fund; of our report dated April 17, 2025, relating to the financial statements and financial highlights of Strategic Advisers Core Income Fund, which appear in Fidelity Rutland Square Trust II’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 21, 2025